     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 23, 1995

                                                  REGISTRATION NO. _____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                              ___________________

                                   FORM  S-8
                            REGISTRATION  STATEMENT
                                     UNDER
                         THE  SECURITIES  ACT  OF  1933

                          AMERICA WEST AIRLINES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             DELAWARE                                         86-0418245
 (STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NO.)

                         4000 EAST SKY HARBOR BOULEVARD
                               PHOENIX, ARIZONA                    85304
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)    (ZIP CODE)


                          AMERICA WEST AIRLINES, INC.
                           1994 INCENTIVE EQUITY PLAN
                            (FULL TITLE OF THE PLAN)


                               STEPHEN L. JOHNSON
                          AMERICA WEST AIRLINES, INC.
                         4000 EAST SKY HARBOR BOULEVARD
                            PHOENIX, ARIZONA   85304
                                 (602) 693-0800
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                  ____________________________________________

                       CALCULATION  OF  REGISTRATION  FEE
======================================================================================================================
                                                                       PROPOSED
                                                                        MAXIMUM
                                                                        OFFERING     PROPOSED MAXIMUM      AMOUNT OF
                                                   AMOUNT TO BE        PRICE PER        AGGREGATE        REGISTRATION
     TITLE OF SECURITIES TO BE REGISTERED           REGISTERED           SHARE        OFFERING PRICE          FEE
 ---------------------------------------------------------------------------------------------------------------------
  CLASS B COMMON STOCK, PAR VALUE
        $0.01 PER SHARE                          3,500,000 SHARES      $12.50 (1)     $43,750,000(1)      $15,087(1)
======================================================================================================================



(1) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE, BASED UPON THE AVERAGE OF THE HIGH AND LOW PRICES OF A SHARE OF THE COMPANY'S COMMON STOCK ON THE NEW YORK STOCK EXCHANGE ON JUNE 21, 1995 PURSUANT TO RULE 457(C).

================================================================================

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference in the Registration
     Statement:

     (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1994 of America West Airlines, Inc. (the Company or America West).

     (b) The Company's Quarterly Report on Form 10-Q for the period ended March 31, 1995.

     (c) The description of the Company's Class B Common Stock, par value $0.01 per share, as described in the Company's Registration Statement on Form 8-A.

     (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law ("DGCL") and Section
8.02 of America West's By-Laws, a copy of which is filed as Exhibit 3.2 to this Registration Statement, contain provisions authorizing indemnification of directors, officers, employees or agents against certain liabilities and expenses which they might incur as directors, officers, employees or agents of America West or of certain other entities. Section 145 also provides that any indemnification shall be made only as authorized in each specific case upon a determination by the (i) stockholders, (ii) board of directors by a majority vote of a quorum of disinterested directors so directs, that indemnification of the indemnitee is proper because he has met the applicable standard of conduct.
Section 174 of the DGCL and Article 12.0 of America West's Restated Certificate of Incorporation provides that directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchase or redemptions as provided in Section 174 of the DGCL or (iv) for any transaction from which the director derived any improper personal benefit. The Company intends to enter into indemnification agreements with certain of its directors providing for indemnification to the fullest extent permitted by the law of the State of Delaware.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.   EXHIBITS.

         Exhibit
         Number       Description
         ------       -----------
         4.1                Restated Certificate of Incorporation of America West Airlines, Inc. (incorporated by reference to the
                            Company's Report on Form 8-K dated September 8, 1994).

         4.2                Restated By Laws of America West Airlines, Inc.(incorporated by reference to the Company's Report on
                            Form 10-K dated December 31, 1994).

         5.1*               Opinion of Andrews & Kurth L.L.P.

         23.1*              Consent of Andrews & Kurth L.L.P. (included in the Opinion filed as Exhibit 5.1).

         23.2*              Consent of KPMG Peat Marwick.

         24.1*              Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

- ----------
*     Filed with this Registration Statement.

ITEM 9.   UNDERTAKINGS.

     The registrant hereby undertakes:

     (1) To file during any period in which offers or sales are being made, post effective amendment(s) to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That for purposes of determining any liability under the Securities Act, each filing of the Company s annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan s annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy is expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona on June 23, 1995.

                                        AMERICA WEST AIRLINES, INC.


                                        By:    /s/  WILLIAM A. FRANKE
                                           -------------------------------------
                                                    William A. Franke,
                                                Chairman of the Board and
                                                 Chief Executive Officer


        Each of the undersigned directors and officers of America West Airlines, Inc. does hereby constitute and appoint William A. Franke, A. Maurice Myers and Raymond T. Nakano, and each of them severally, the undersigned's true and lawful attorneys in fact and agents, with full power of substitution and resubstitution in each of them, to do any and all acts and things in the undersigned's name and on the undersigned's behalf in the capacities indicated below that any of them may deem necessary or advisable to enable America West Airlines, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, the power and authority to sign for the undersigned in the capacity indicated below any and all amendments (including post effective amendments) hereto and file the same, with all exhibits thereto and other documents therewith, with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorneys in fact, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on June 23, 1995.


        SIGNATURE                                                  TITLE
        ---------                                                  -----
    /s/  WILLIAM A. FRANKE                                Chairman of the Board and
- -------------------------------------                      Chief Executive Officer
       William A. Franke                                  (Principal Executive Officer)



     /s/  A. MAURICE MYERS                                President, Chief Operating
- -------------------------------------                         Officer and Director
       A. Maurice Myers


    /s/  RAYMOND T. NAKANO                                Vice President and Controller
- -------------------------------------                       (Principal Financial and
       Raymond T. Nakano                                      Accounting Officer)


    /s/  JULIA CHANG BLOCH                                Director
- -------------------------------------
       Julia Chang Bloch


    /s/  STEPHEN BOLLENBACH                               Director
- -------------------------------------
      Stephen Bollenbach


   /s/  FREDERICK W. BRADLEY                              Director
- -------------------------------------
     Frederick W. Bradley


                                                          Director
- -------------------------------------
       James G. Coulter


      /s/  JOHN F. FRASER                                 Director
- -------------------------------------
        John F. Fraser


     /s/  JOHN L. GOOLSBY                                 Director
- -------------------------------------
        John L. Goolsby


    /s/  RICHARD C. KRAEMER                               Director
- -------------------------------------
      Richard C. Kraemer


    /s/  JOHN R. POWER, JR.                               Director
- -------------------------------------
      John R. Power, Jr.


                                                          Director
- -------------------------------------
        Larry L. Risley


      /s/  FRANK B. RYAN                                  Director
- -------------------------------------
         Frank B. Ryan


   /s/  RICHARD P. SCHIFTER                               Director
- -------------------------------------
      Richard P. Schifter


     /s/  JOHN F. TIERNEY                                 Director
- -------------------------------------
          John F. Tierney


    /s/  RAYMOND S. TROUBH                                Director
- -------------------------------------
       Raymond S. Troubh